--------------------------------------------------------------------------------
                                 Exhibit (a)(ii)
--------------------------------------------------------------------------------

                             LEGEND HOLDINGS LIMITED

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                                -----------------
                                DEPOSIT AGREEMENT
                                -----------------

                          Dated as of February 10, 1995

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                DEPOSIT AGREEMENT

      DEPOSIT AGREEMENT dated as of February 10, 1995 among LEGEND HOLDINGS LIMITED, a company incorporated with limited liability under the laws of Hong Kong (here-in called, subject to the definition set out in Article I, the Company), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (herein called, subject to the definition set out in Article I, the Depositary), and all Holders (as herein defined) from time to time of Receipts (as herein defined) issued hereunder.

                               W I T N E S S E T H

      WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as herein defined) of the Company from time to time with the Depositary or with a Custodian (as herein defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares (as herein defined) representing the Shares so deposited and for the execution and delivery of Receipts evidencing the American Depositary Shares; and

      WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

      NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      Section 1.1 American Depositary Shares. The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent twenty Shares until there shall occur a distribution upon Depositary Shares shall evidence the number of Shares or Deposited Securities specified in such Sections.

      Section 1.2 Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

      Section 1.3 Company. The term "Company" shall mean Legend Holdings Limited, a company incorporated with limited liability under the laws of Hong Kong having its registered office at 13th floor, Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong and its successors.

      Section 1.4 Custodian. The term "Custodian" shall mean the Hong Kong office of the Depositary, as agent of the Depositary for the purpose of this Deposit Agreement, and/or any other firm(s) or corporation(s) which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5 as substitute or additional custodian(s) hereunder, as the context shall require, and the term "Custodians" shall mean all of them, collectively.

      Section 1.5 Deposit Agreement. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

      Section 1.6 Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

      Section 1.7 Deposited Securities. The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or any Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.6.

      Section 1.8 Dollars and Cents. The term "Dollars" and the symbol "US$" shall mean United States dollars, and the term "Cents" shall mean United States cents.

      Section 1.9 Foreign Registrar. The term "Foreign Registrar" shall mean the entity that currently carries out the duties of registrar for the Shares, or any successor as registrar for such Shares and any other appointed agent of the Company for the transfer and registration of Shares.

      Section 1.10 Holder. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

      Section 1.11 HK$. The symbol "HK$" shall mean Hong Kong dollars.

      Section 1.12 Principal Office. The term "Principal Office," when used with respect to the Depositary, shall mean the principal office of the Depositary at which any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is 111 Wall Street, New York, New York 10043. If the address of the Principal Office changes after the date of this Agreement, the Depositary will give written notice thereof to the Company.

      Section 1.13 Receipts. The term "Receipts" shall mean the American Depositary Receipts issued hereunder, substantially in the form of Exhibit A annexed hereto, evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of the Deposit Agreement.

      Section 1.14 Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided and to countersign Receipts and shall include any coregistrar appointed by the Depositary upon the request or with the approval of the Company.

      Section 1.15 Restricted Receipts. The term "Restricted Receipts" shall mean any Receipts issued pursuant to Section 4.5 hereunder in connection with the issuance of rights by the Company as set forth in such Section. Any such Restricted Receipts shall be held by such Holder and legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

      Section 1.16 Securities Act of 1933. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

      Section 1.17 Securities Exchange Act of 1934. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

      Section 1.18 Shares. The term "Shares" shall mean ordinary shares in registered form to the Company, par value HK$0.10 each, heretofore or hereafter validly issued and outstanding and fully paid, nonassessable, not subject to calls for additional payments of any kind and free of any preemptive rights of the holders of outstanding Shares. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance.

                                   ARTICLE II

                 FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
                AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

      Section 2.1 Form and Transferability of Receipts. The Receipts shall be printed in compliance with the requirements of any national securities exchange as the Company may in the future select for the listing of the American Depositary Shares and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been so executed. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided shall be registered and on which the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of issuance of such Receipts.

      The Receipts may be endorsed with or have incorporated in the text thereof such legends, recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable laws or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

      Title to a Receipt (and to each American Depositary Share evidenced thereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

      Section 2.2 Deposit of Shares. Subject to the terms and conditions of this, Deposit Agreement, Shares may be deposited by any person (including the Depositary) by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to such Custodian, together with all such certifications and payments as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement and any opinion or opinions of counsel reasonably requested by the Company, the Depositary or a Custodian and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental body in Hong Kong, if any, which is then performing the function of exchange control. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the relevant Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

      At the request, risk and expense of any person wishing to deposit Shares, and for the account of such persons, the Depositary may receive certificates for Shares to be deposited, together with the other instruments and the payments herein specified, for the purpose of forwarding such Share certificates to any Custodian for deposit hereunder.

      Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and the payments above specified, such Custodian shall, as soon as transfer and registration can be accomplished, execute such documents in such manner as shall be necessary and present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar), for transfer and registration of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

      Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

      Section 2.3 Execution and Delivery of Receipts. Upon receipt by any Custodian of any deposit of Shares pursuant to Section 2.2 hereunder (and, in addition, if the transfer books of the Company or the appointed agent of the Company for the transfer and registration of Shares (which may but need not be the Foreign Registrar) are open, the Depositary may require a proper acknowledgment or other evidence from the Company or such appointed agent of the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company or the appointed agent of the Company for the transfer and registration of Shares (which may but need not be the Foreign Registrar) in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit, of the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and of the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names, and evidencing any authorized number of American Depositary Shares, requested by such person or persons but only upon payment by such person or persons, to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

      Section 2.4 Transfer of Receipts; Combination and Split-Up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, register transfers of Receipts on its transfer books from time to time upon any surrender of a Receipt at any of its designated transfer offices, by the Holder in person or by duly authorized attorney, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Any such co-transfer agent shall be removed upon the reasonable request, and may be removed with the approval, of the Company. Each co-transfer agent appointed under this Section 2.5 shall give notice in writing to the Company and the Depositary accepting its appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

      Section 2.5 Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fee to the Depositary for the surrender of Receipts and payment of all taxes and governmental charges payable in connection with such surrender and the withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (i) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (ii) any other securities, property and cash to which such Holder is then entitled in respect of such Receipt. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the Hong Kong office of such Custodian, subject to Sections 2.6, 3.1 and 3.2, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in any order required to be delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may additionally make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct a Custodian to transfer or forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Offices of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      Section 2.6 Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and any such fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may, but need not be, the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Company's Memorandum of Association and Bye-laws or for any other reasons. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

      Section 2.7 Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and
(b) satisfied any other reasonable requirements imposed by the Depositary.

      Section 2.8 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled as soon as it may do so pursuant to applicable regulations.

      Section 2.9 Maintenance of Records. The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under
Section 2.5, substitute Receipts delivered under Section 2.7, and Receipts cancelled or destroyed under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS

      Section 3.1 Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or a Custodian such proof of citizenship or residence, exchange control approval, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) of the Shares presented for deposit or other information, and to execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

      Section 3.2 Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any registration or transfer of such Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or other proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

      Section 3.3 Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid, nonassessable, not subject to calls for additional payments of any kind and free of any preemptive rights of the holders of outstanding Shares and that such person is not an infant, bankrupt or person of unsound mind and is duly authorized to make such deposit. Every such person shall also be deemed to represent that the offer or sale of such Shares in the United States by such person at the time of such deposit would not cause there to be a violation of the Securities Act of 1933. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.

      Section 3.4 Disclosure of Interests. Pursuant to the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance, the Company may in certain circumstances and from time to time request Holders or previous Holders to provide information as to the capacity in which such Holders own or owned Receipts and as to the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Holders and to forward to the Company any responses to such requests received by the Depositary. The Depositary further agrees that it shall cooperate with the Company in enforcing the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance and any other legislation or regulations of Hong Kong from time to time relating to disclosure of interests, including sanctions that the Company may invoke in the event a Holder fails to provide certain requested information concerning interests in Receipts or Deposited Securities. Such sanctions may include limitations on the transfer of such Shares.

      A Holder also may have a duty under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company and the Stock Exchange of Hong Kong Limited if such Holder becomes aware that this interest in Shares evidenced by Receipts together with any other interests of his in Shares is the equivalent of 10% or more of the issued share capital of the Company. Under the Hong Kong Securities (Disclosure of Interests) Ordinance such Holder may be required to further notify the Company in the event such Holder's interest changes by 1% or such Holder ceases to have an interest in 10% of the issued share capital of the Company. The change of 1% is calculated by rounding down the percentage of the issued share capital of the Company in which the Holder is aware that he is interested to the nearest whole number. Thus, for example, if an interest increased from 10.9% to 11.1%, there may be duty to notify the change, but not if it were an increase from 11.1% to 11.9%. It should be noted that for the purposes of the Hong Kong Securities (Disclosure of Interests) Ordinance, the term "interests" is widely defined and a Holder is, in addition to his personal interest, deemed to have an interest in Shares of which his spouse and his child under the age of 18 years are interested and in the Shares registered in the name of a corporation wherein the Holder controls one third of its voting rights or where such a corporation is accustomed to act according to his direction.

      Failure by a Holder to disclose his interest in Shares in accordance with the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance may attract a maximum fine of HK$100,000 and imprisonment for a maximum term of two (2) years.

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

      Section 4.1 Power of Attorney. Each Holder upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purpose of this Deposit Agreement.

      Section 4.2 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.6, promptly convert such dividend or distribution into Dollars and shall distribute promptly the amount thus received (net of the fees of the Depositary as provided in Section 5.9) to Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company or its agent will remit to the appropriate governmental agency or agencies all amounts withheld and owing to such agency or agencies.

      Section 4.3 Distributions Other Than Cash, Shares or Rights. Subject to the provisions of Sections 4.12 and 5.9, whenever the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall (unless the Depositary is advised in writing by the Company or United States counsel for the Company that such distribution would require a registration statement under the Securities Act of 1933 or would result in a violation of United States securities laws) cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Depositary or a Custodian withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to Holders entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted.

      Section 4.4 Distribution in Shares. Subject to the provisions of Sections
4.12 and 5.9, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions described in Section 4.2. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      Section 4.5 Rights. Subject to the provisions of Section 4.12 and 5.9, in the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or, by reason of applicable law, the Depositary may neither make such rights available to any Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Holders, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9) for the account of such Holders, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

      If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.2, and shall, pursuant to Section 2.3, execute and deliver to such Holder Restricted Receipts.

      Section 4.6 Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars distributed to Holders entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars. The Depositary shall promptly distribute such Dollars (less any expenses incurred by the Depositary in the conversion of foreign currency) to Holders entitled thereto. If the Depositary shall have distributed any warrants or other instruments which entitle the Holders thereof to such Dollars, then the Depositary shall distribute such Dollars to the Holders of such warrants and/or instruments upon surrender thereof for cancellation in whole or in part, depending upon the terms of such warrants and/or instruments. Such distribution of Dollars shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to Holders entitled thereto, or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, Holders entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the respective accounts of, Holders entitled thereto.

      Section 4.7 Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, for the determination of Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or for fixing the date on or after which each American Depositary Share will represent the changed number of Deposited Securities, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.2 through 4.6 and to the other terms and conditions of this Deposit Agreement, Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend, distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Deposited Securities, in proportion to the number of American Depositary Shares held by them respectively, and to give voting instructions, receive such notice or solicitation and to act in respect of any other such matter.

      Section 4.8 Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall (to the extent permitted by law and stock exchange requirements applicable to the Company or the Depositary), as soon as practicable thereafter, mail to Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law and of the Memorandum of Association and Bye-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the Memorandum of Association and Bye-laws of the Company and the terms of or governing the Deposited Securities to vote or cause to be voted the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and each of its or their nominees does not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

      Section 4.9 Changes Affecting Deposited Securities. Upon any change in nominal value, change in par value, split-up, consolidation any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Section 4.10 Reports. The Depositary shall make available for inspection by Holders at its Principal Office (i) this Deposit Agreement and (ii) any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.6. To the extent required under Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934, such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be in English, or where permitted by such Rule, summarized in English.

      In addition, upon notice that the Company has not furnished the Commission with any public reports, documents or other information as required by foreign law or by the Securities Exchange Act of 1934, the Depositary shall, without, however, thereby relieving the Company of its obligations under the Securities Exchange Act of 1934, furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary or the Custodian, or the nominee of either, receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission pursuant to any other requirement of the Commission and the Depositary is hereby authorized by the Company so to do on its behalf.

      Section 4.11 Lists of Holders. Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a reasonably recent date, of the names, addresses and holdings of American Depositary Shares of all persons in whose names Receipts are registered on the transfer books of the Depositary. Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.

      Section 4.12 Withholding of Taxes and Other Governmental Charges. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

      Section 4.13 Information Required for Reports to Governmental Agencies. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

                                   ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

      Section 5.1 Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

      The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders. The Depositary shall not permit such inspection if to the Depositary's knowledge it is for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. Each Holder agrees to request such inspection only in connection with such business or such a matter.

      The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

      If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or shall appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Each registrar and co-registrar appointed under this Section 5.1 shall give notice in writing to the Company and the Depositary, accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

      The Company will have the right to inspect the transfer and registration records of the Depositary, take copies thereof and to require the Depositary, the Registrar and any coregistrars, at the Company's expense, to supply copies of such portions of such records as the Company may reasonably request.

      Section 5.2 Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder, if by reason of any provision of any present or future law of the United States, Hong Kong, or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum of Association and Bye-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing contemplated by the terms of this Deposit Agreement; nor shall the Depositary or the Company incur any liability to any Holder by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing contemplated by the terms of this Deposit Agreement, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to
Section 4.2, 4.3 or 4.4, or an offering or distribution pursuant to Section 4.5, or because of applicable law, such distribution or offering may not be made available to all or certain Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, without any liability of the Depositary or the Company to any Holder or any other party.

      Section 5.3 Obligations of the Depositary, the Custodians and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or other persons, except that it shall act in good faith and use reasonable judgment in the performance of its obligations set forth in this Deposit Agreement.

      The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or any other person (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it shall act in good faith and use reasonable judgment in the performance of its obligations set forth in this Deposit Agreement.

      Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend, any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith.

      The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without negligence or bad faith while it acted as Depositary.

      No disclaimer or liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice to the Depositary of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of Holders of all outstanding Receipts and all other records maintained by such predecessor in connection with this Deposit Agreement. Any such successor depositary shall promptly mail notice of its appointment to Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      Section 5.5 Custodian. The Depositary, upon the reasonable request of the Company, shall, and with the approval of the Company, may, from time to time appoint one or more agents to act for it as Custodian hereunder. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and subject to the prior approval of the Company, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary, upon the request of the Company, shall, and when it reasonably appears to be in the interest of Holders and subject to the prior approval of the Company, may, discharge a Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. Each substitute or additional Custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

      Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary, and the appointment of such successor depository shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary. Immediately upon any appointment or discharge of a Custodian or Custodians described in this Section 5.5, the Depositary shall give written notice to all Holders to such effect.

      Section 5.6 Notices and Reports. On or before the first date in which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or their offering of any rights in respect of the Deposited Securities, the Company agrees to transmit to the Depositary and the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

      The Company will arrange for the prompt transmittal to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. The Depositary will, at the expense of the Company, make such notices, reports and communications available for inspection by Holders at the Principal Office of the Depositary or, at the reasonable request of the Company, arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Holders to the extent permitted by law and stock exchange requirements applicable to the Company and the Depositary. The Company will in a timely manner provide the Depositary with the quantity of such notices, reports, and communications as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

      Section 5.7 Issuance of Additional Shares, Etc. In the event of any issuance of additional shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, the Company shall promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to Holders entitled thereto.

      If registration under the Securities Act of 1933 would be required in connection with any such distribution to Holders, the Company shall have no obligation to effect such registration and, in the absence of such registration, the Depositary shall dispose of such additional securities and make the net proceeds of such disposition available to Holders as provided in Section 4.5 above.

      In the event of any issuance of additional securities other than as a dividend or other distribution with respect to Deposited Securities, the Company shall have no obligation to register such additional securities under the Securities Act of 1933 and, to the extent the Company in its discretion deems it necessary or advisable to avoid any requirement to register such additional securities under the Securities Act of 1933, may prevent Holders in the United States from purchasing any such additional securities (whether pursuant to preemptive rights or otherwise) and direct the Depositary not to accept any shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Company may reasonably request in writing.

      The Company agrees with the Depositary that neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act of 1933) of the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any affiliate of the Company unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

      Section 5.8 Indemnification. The Company agrees to indemnify the Depositary and any Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, or any of their respective directors, employees, agents or affiliates, except for any liability or expense arising out of the failure by any of them to use reasonable judgment or act in good faith in the performance of their duties hereunder, or (ii) by the Company or any of its directors, employees, agents or affiliates.

      The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian due to the failure by any of them to use reasonable judgment or act in good faith in the performance of their duties hereunder.

      Section 5.9 Charges of Depositary. The Company shall pay only those fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar which may be agreed in writing between the Depositary and the Company from time to time. Unless otherwise agreed, the Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. Subject to provisions of this agreement to the contrary, the Company shall not pay or be liable for any fee or amount required to be paid by any other person hereunder.

      The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts), as applicable:
(1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6 and (5) fees as provided in Exhibit B hereto for (i) execution and delivery of Receipts pursuant to Section 2.3 and the surrender of Receipts and the withdrawal of Deposited Securities pursuant to Section 2.5, (ii) any distributions made pursuant to the Deposit Agreement, including but not limited to Sections 4.2 through 4.5 hereof, and (iii) a receipt or Receipts for transfers, split-ups or combinations made pursuant to the terms of this Deposit Agreement.

      Section 5.10 Retention of Depositary Documents. Except as otherwise provided herein, the Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement after seven years unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

      Section 5.11 Exclusivity. The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Citibank, N.A. is acting as Depositary hereunder.

      Section 5.12 Loans and Pre-Release of Shares and Receipts. Subject to the further terms and provisions of this Section 5.12, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to
Section 2.2 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.5, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction as referred to in the preceding two sentences will be (a) accompanied by or subject to a written agreement whereby the applicant to whom Receipts or Shares are to be delivered (the "Applicant") (x) represents that such Applicant, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) agrees to any such additional evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

      Section 6.1 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges) or which shall otherwise prejudice any substantial existing right of Holders shall, however, not become effective as to outstanding Receipts until the expiration of thirty
(30) days after such notice of such amendment shall have been given to the Holders of outstanding Receipts; provided that any amendment to Section 2.6 of this Deposit Agreement which is effected by an amendment to the Company's Memorandum of Association or Bye-laws or otherwise shall be effective immediately. Each Holder of a Receipt at the time any amendment to this Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment to be bound by the Deposit Agreement and the Receipts as amended thereby. In no event shall any amendment impair any Holder's right to surrender a Receipt and receive therefor the Deposited Securities represented thereby, unless such amendment is necessary to comply with mandatory provisions of applicable law.

      Section 6.2 Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each custodian to act accordingly) and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof. The obligations of the Depositary under Section 5.8 hereof shall survive the termination of this Deposit Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be retained by the Depositary, shall be filed by the Depositary with the Custodians and shall be open for inspection by any Holder at the Principal Office of the Depositary and the office of each Custodian during business hours.

      Section 7.2 No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal, or equitable right, remedy or claim whatsoever to any other person.

      Section 7.3 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 7.4 Holders as Parties; Binding Effect. The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

      Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to 13th Floor, Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong,
Attention: CHENG Kwok Lap, Ignatius, Chief Financial Officer (facsimile: (852) 516-5384), or any other place to which the Company may have transferred its principal place of business.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: ADR Department (facsimile:
(212) 825-5398), or any other place to which the Depositary may have transferred its Principal Office.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

      Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

      Section 7.6 Governing Law. This Deposit Agreement and the receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without reference to the principles of choice of law thereof.

      Section 7.7 Prohibition of Assignment. The Deposit Agreement may not be assigned or otherwise transferred by either the Company or the Depositary.

      Section 7.8 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to,
Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      IN WITNESS WHEREOF, LEGEND HOLDINGS LIMITED and CITIBANK, N.A. have duly executed this Agreement as of the day and year first set forth above and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                                                LEGEND HOLDINGS LIMITED

                                                By: /s/ NG Lai Yick
                                                    -------------------------
                                                    Name: NG Lai Yick
                                                    Title: DIRECTOR


                                                By: /s/ LUI Tam Ping
                                                    -------------------------
                                                    Name: LUI Tam Ping
                                                    Title: DIRECTOR


                                                CITIBANK, N.A., as Depositary

                                                By: /s/ Sonia Pardo
                                                    -------------------------
                                                    Name: Sonia Pardo
                                                    Title: Vice President

                                    EXHIBIT A

Number _________
                                                      AMERICAN DEPOSITARY SHARES

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  REPRESENTING

                            DEPOSITED ORDINARY SHARES

                                       OF

                             LEGEND HOLDINGS LIMITED

                   (Incorporated Under the Laws of Hong Kong)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), such Depositary's Principal Office being located at 111 Wall Street, New York, New York 10043, hereby certifies that _________________________________ is the owner of _____________ American
Depositary Shares, representing deposited ordinary shares in registered form, par value HK$0.10 each, including evidence of rights to receive such shares (the "Shares") of Legend Holdings Limited, a company incorporated with limited liability under the laws of Hong Kong (the "Company"). At the date hereof, each American Depositary Share represents twenty Shares deposited under the Deposit Agreement (as defined herein) at the Hong Kong office of the Depositary (a "Custodian"). The Depositary's principal executive office is located at 111 Wall Street, 5th Floor, New York, New York 10043.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of February 10, 1995 (the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary in New York City.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Memorandum of Association and Bye-laws of the Company and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee provided for in this Receipt, and subject to the terms and conditions of the Deposit Agreement and paragraph 3 hereof (including the payment of certain other amounts therein specified), the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (i) certificates in the name of the Holder hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (ii) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made, at the option of the Holder hereof, either at the Hong Kong office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-Ups and Combinations of Receipts. The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the depositary, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's Articles of Association or for any other reason. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

      (4) Disclosure of Interests. Pursuant to the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance, the Company may in certain circumstances and from time to time request Holders or previous Holders to provide information as to the capacity in which such Holders own or owned Receipts and as to the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forwards any such requests to the Holders and to forward to the Company any responses to such requests received by the Depositary. The Depositary further agrees that it shall cooperate with the Company in enforcing the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance and any other legislation or regulations of Hong Kong from time to time relating to disclosure of interests, including sanctions that the Company may invoke in the event a Holder fails to provide certain requested information concerning interests in Receipts or Deposited Securities. Such sanctions may include limitations on the transfer of such Shares.

      A Holder also may have a duty under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company and the Stock Exchange of Hong Kong Limited if such Holder becomes aware that this interest in Shares evidenced by Receipts together with any other interests of his in Shares is the equivalent of 10% or more of the issue share capital of the Company. Under the Hong Kong Securities (Disclosure of Interests) Ordinance such Holder may be required to further notify the Company in the event such Holder's interest changes by 1% or such Holder ceases to have an interest in 10% of the issued share capital of the Company. The change of 1% is calculated by rounding down the percentage of the issued share capital of the Company in which the Holder is aware that he is interested to the nearest whole number. Thus, for example, if an interest increased from 10.9% to 11.1%, there may be duty to notify the change, but not if it were an increase from 11.1% to 11.9%. It should be noted that for the purposes of the Hong Kong Securities (Disclosure of Interests) Ordinance, the term "interests" is widely defined and a Holder is, in addition to his personal interest, deemed to have an interest in Shares of which his spouse and his child under the age of 18 years are interested and in the Shares registered in the name of a corporation wherein the Holder controls one third of its voting rights or where such a corporation is accustomed to act according to his direction.

      Failure by a Holder to disclose his interest in Shares in accordance with the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance may attract a maximum fine of HK$100,000 and imprisonment for a maximum term of two (2) years.

      (5) Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration or transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (6) Warranties of Depositors. Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid, nonassessable, not subject to calls for additional payments of any kind and free of any preemptive rights of the holders of outstanding Shares and that such person is not an infant, bankrupt, or a person of unsound mind and is duly authorized to make such deposit. Every such person shall also be deemed to represent that the offer or sale of such Shares in the United States by such person would not cause there to be a violation of the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      (7) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or a Custodian such proof of citizenship or residence, exchange control approval, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Foreign Registrar) of the Shares presented for deposit or other information, and to execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

      (8) Charges of Depositary. The Company shall pay only those fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar which may be agreed in writing between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. Subject to provisions of this agreement to the contrary, the Company shall not pay or be liable for any fee or amount required to be paid by any other person hereunder.

      The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts), as applicable:
(a) taxes and other governmental charges, (b) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (c) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (d) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.6 of the Deposit Agreement and (e) fees as provided in Exhibit B to the Deposit Agreement for (i) execution and delivery of Receipts pursuant to
Section 2.3 of the Deposit Agreement and the surrender of Receipts and the withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, (ii) any distributions made pursuant to the Deposit Agreement, including but not limited to Sections 4.2 through 4.5 thereof, and (iii) a receipt or Receipts for transfers, split ups or combinations made pursuant to the terms of the Deposit Agreement.

      (9) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligation or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

Dated:

CITIBANK, N.A.,                         CITIBANK, N.A.,
Transfer Agent and Registrar            as Depositary


By: _________________________________   By: _________________________________
    Authorized Signatory                    Vice President

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

      (11) Reports, Inspection of Transfer Books. The Company currently furnishes the Securities and Exchange Commission (the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Should the Company become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, it will file certain reports and information with the Commission. All such reports, documents and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Depositary will make available for inspection by Holders at its Principal Office (i) this Deposit Agreement and (ii) any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934, such reports and communications shall be in English.

      The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (12) Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company or its agent will remit to the appropriate governmental agency or agencies all amounts withheld and owing to such agency or agencies.

      Subject to the provisions of Sections 4.12 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will (unless the Depositary is advised in writing by the Company or United States counsel for the Company that such distribution would require a registration statement under the Securities Act of 1933 or would result in a violation of United States securities laws) cause the securities or property received by it to be distributed to Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to Holders entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted.

      Subject to the provisions of Sections 4.12 and 5.9 of the Deposit Agreement, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      If the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      (13) Rights. Subject to the provisions of Sections 4.12 and 5.9 of the Deposit Agreement, in the event that the Company offers or causes to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to Holders or in disposing of such rights on behalf of such Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or by reason of any applicable law, the Depositary may neither make such rights available to Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Holders, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) for the account of such Holders, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

      (14) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, for the determination of Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or for fixing the date on or after which each American Depositary Share will represent the changed number of Deposited Securities, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

      (15) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall (to the extent permitted by law and stock exchange requirements applicable to the Company or the Depositary), as soon as practicable thereafter, mail to Holder a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law and of the Memorandum of Association and Bye-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the Memorandum of Association and Bye-laws of the Company and the terms of or governing the Deposited Securities to vote or cause to be voted the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and each of its or their nominees does not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

      (16) Changes Affecting Deposited Securities. Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      (17) Liability of the Company and the Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder, if by reason of any provision of any present or future law of the United States, Hong Kong or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum of Association and Bye-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement shall, or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.2, 4.3 or 4.4 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.5 of the Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to all or certain Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, without any liability of the Depositary or the Company to any Holder or any other party.

      Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or other persons, except that they agree to act in good faith and to use reasonable judgment in the performance of their respective obligations set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without negligence or bad faith while it acted as Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      The Company agrees to indemnify the Depositary and any Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, or any of their respective directors, employees, agents or affiliates, except for any liability or expense arising out of the failure by any of them to use reasonable judgment or act in good faith in the performance of their duties hereunder, or (ii) by the Company or any of its directors, employees, agents or affiliates. The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian due to the failure by any of them to use reasonable judgment or act in good faith in the performance of their duties hereunder.

      (18) Resignation and Removal of the Depositary; Appointment of Successor Custodian. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice to the Depositary of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary, upon the request of the Company, shall, and when it reasonably appears to be in the interest of Holders and subject to the prior approval of the Company, may, discharge a Custodian at any time upon notice to the Custodian being discharged. The Depositary shall give written notice to all Holders of any appointment or discharge of any Custodian as provided in the Deposit Agreement.

      (19) Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges) or which shall otherwise prejudice any substantial existing right of Holders shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to Holders of outstanding Receipts; provided that any amendment to Section 2.6 of the Deposit Agreement which is effected by an amendment to the Company's Memorandum of Association or Bye-laws or otherwise shall be effective immediately. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement and such Receipt as amended thereby. In no event shall any amendment impair the right of a Holder to surrender a Receipt and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

      (20) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to Holders of all Receipts then outstanding at, least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, and certain charges and expenses. The obligations of the Depositary under the Deposit Agreement to indemnify the Company shall survive the termination of the Deposit Agreement.

      (21) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (22) Loans and Pre-Release of Shares and Receipts. Subject to Section 5.12 of the Deposit Agreement, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to
Section 2.5 of the Deposit Agreement, including Receipts which were issued under
(i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction referred to in the preceding two sentences will be (a) accompanied by or subject to (x) a written agreement whereby the applicant to whom Receipts or Shares are to be delivered (the "Applicant") (x) represents that such Applicant, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) agrees to any such additional evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney in fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:
                                    Name: ________________________________
                                          By:
                                          Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                                    All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

SIGNATURE GUARANTEED

                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

Service                                  Rate                                   By Whom Paid
-------                                  ----                                   ------------
(1) Issuance of Receipt against          Up to US$5.00 per 100 American         Party for whom deposits are made or
    deposit of Shares (including         Depositary Shares (or fraction         receiving Receipt
    deposits pursuant to stock           thereof)
    dividends)
(2) Delivery of deposited Shares         Up to US$5.00 per 100 American         Party surrendering Receipts or
    or other Deposited                   Depositary Shares (or fraction         making withdrawal
    Securities, property and             thereof)
    cash against surrender of
    Receipts.
(3) Distribution of dividends or         Up to US$0.02 per American             Party to whom distribution, or for
    other distributions; sale or         Depositary Share                       whom the sale or exercise of rights,
    exercise of rights or other                                                 is made
    corporate action involving
    distributions in respect of
    Deposited Securities.

      In addition, Holders will pay (i) taxes and other governmental charges relating to this Deposit Agreement, (ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or a Custodian or its nominee on the making of deposits under the Deposit Agreement, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6.

      The Company will pay only those fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar which may be agreed in writing between the Depositary and the Company from time to time.

                                Table of Contents

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   American Depositary Shares.......................................1
Section 1.2   Commission.......................................................1
Section 1.3   Company..........................................................1
Section 1.4   Custodian........................................................2
Section 1.5   Deposit Agreement................................................2
Section 1.6   Depositary.......................................................2
Section 1.7   Deposited Securities.............................................2
Section 1.8   Dollars and Cents................................................2
Section 1.9   Foreign Registrar................................................2
Section 1.10  Holder...........................................................2
Section 1.11  HK$..............................................................2
Section 1.12  Principal Office.................................................2
Section 1.13  Receipts.........................................................2
Section 1.14  Registrar........................................................2
Section 1.15  Restricted Receipts..............................................3
Section 1.16  Securities Act of 1933...........................................3
Section 1.17  Securities Exchange Act of 1934..................................3
Section 1.18  Shares...........................................................3

                                   ARTICLE II

                 FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
                AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1   Form and Transferability of Receipts.............................3
Section 2.2   Deposit of Shares................................................4
Section 2.3   Execution and Delivery of Receipts...............................5
Section 2.4   Transfer of Receipts; Combination and Split-Up of Receipts.......5
Section 2.5   Surrender of Receipts and Withdrawal of Deposited Securities.....6
Section 2.6   Limitations on Execution and Delivery, Transfer of Receipts;
              Combination and Split-Up of Receipts.............................7
Section 2.7   Lost Receipts, Etc...............................................7
Section 2.8   Cancellation and Destruction of Surrendered Receipts.............8
Section 2.9   Maintenance of Records...........................................8

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS

Section 3.1   Filing Proofs, Certificates and Other Information................8
Section 3.2   Liability of Holder for Taxes and Other Charges..................8

                                Table of Contents
                                   (continued)
                                                                            Page

Section 3.3   Warranties on Deposit of Shares..................................8
Section 3.4   Disclosure of Interests..........................................9

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

Section 4.1   Power of Attorney...............................................10
Section 4.2   Cash Distributions..............................................10
Section 4.3   Distributions Other Than Cash,  Shares or Rights................10
Section 4.4   Distribution in Shares..........................................11
Section 4.5   Rights..........................................................11
Section 4.6   Conversion of Foreign Currency..................................12
Section 4.7   Fixing of Record Date...........................................13
Section 4.8   Voting of Deposited Securities..................................13
Section 4.9   Changes Affecting Deposited Securities..........................13
Section 4.10  Reports.........................................................14
Section 4.11  Lists of Holders................................................14
Section 4.12  Withholding of Taxes and Other Governmental Charges.............14
Section 4.13  Information Required for Reports  to Governmental Agencies......14

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1   Maintenance of Office and Transfer Books by the Depositary......15
Section 5.2   Prevention or Delay in Performance by the Depositary
                or the Company................................................15
Section 5.3   Obligations of the Depositary, the Custodians and the Company...16
Section 5.4   Resignation and Removal of the  Depositary:
              Appointment of Successor Depositary.............................16
Section 5.5   Custodian.......................................................17
Section 5.6   Notices and Reports.............................................18
Section 5.7   Issuance of Additional Shares, Etc..............................18
Section 5.8   Indemnification.................................................19
Section 5.9   Charges of Depositary...........................................19
Section 5.10  Retention of Depositary Documents...............................20
Section 5.11  Exclusivity.....................................................20
Section 5.12  Loans and Pre-Release of Shares and Receipts....................20

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

Section 6.1   Amendment.......................................................21
Section 6.2   Termination.....................................................21

                                Table of Contents
                                   (continued)
                                                                            Page

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1   Counterparts....................................................22
Section 7.2   No Third Party Beneficiaries....................................22
Section 7.3   Severability....................................................22
Section 7.4   Holders as Parties; Binding Effect..............................22
Section 7.5   Notices.........................................................22
Section 7.6   Governing Law...................................................23
Section 7.7   Prohibition of Assignment.......................................23
Section 7.8   Compliance with U.S.  Securities Laws...........................23

                                    EXHIBIT A

                             FORM OF FACE OF RECEIPT

   Introductory Paragraph....................................................A-1
   (1)  The Deposit Agreement................................................A-1
   (2)  Surrender of Receipts and Withdrawal of  Deposited Securities........A-2
   (3)  Transfers, Split-Ups and Combinations of  Receipts...................A-2
   (4)  Disclosure of Interests..............................................A-3
   (5)  Liability of Holder for Taxes and Other Charges......................A-4
   (6)  Warranties of Depositors.............................................A-4
   (7)  Filing Proofs, Certificates and Other  Information...................A-4
   (8)  Charges of Depositary................................................A-4
   (9)  Title to Receipts....................................................A-5
   Signature of the Depositary...............................................A-5

                FORM OF REVERSE OF RECEIPT -- SUMMARY OF CERTAIN
                 ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

   (10)  Validity of Receipt.................................................A-6
   (11)  Reports; Inspection of Transfer Books...............................A-6
   (12)  Dividends and Distributions.........................................A-6
   (13)  Rights..............................................................A-8
   (14)  Record Dates........................................................A-8
   (15)  Voting of Deposited Securities......................................A-8
   (16)  Changes Affecting Deposited Securities..............................A-9
   (17)  Liability of the Company and the Depositary.........................A-9
   (18)  Resignation and Removal of the Depositary;
         Appointment of Successor Custodian.................................A-10

                                Table of Contents
                                   (continued)
                                                                            Page

   (19)  Amendment..........................................................A-11
   (20)  Termination of Deposit Agreement...................................A-11
   (21)  Compliance with U.S.  Securities Laws..............................A-12
   (22)  Loans and Pre-Release of Shares and Receipts.......................A-12

                                    EXHIBIT B

                              CHARGES OF DEPOSITARY